Exhibit 3.17

FILED
FEB 26 2002
STATE TREASURER

CERTIFICATE OF INCORPORATION
OF
CRITICOM IDC CORP.

FIRST: The name of the corporation is CRITICOM IDC CORP.

SECOND: The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is 2,500 common shares.

FOURTH: The address of the corporation’s initial registered office is 411 Hackensack Avenue, Hackensack, New Jersey 07601 and the name of the corporation’s initial registered agent at such Address is Bruce J. Ackerman, Esq.

FIFTH: The number of directors constituting the first board is one, and the name and address of the person who is to serve as such director is:

Thomas J. Few
325 South River Street
Hackensack, New Jersey 07601

SIXTH: The corporation shall indemnify every corporate agent as defined in, and to the full extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act and to the full extent otherwise permitted by law.

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SEVENTH: To the full extent from time to time permitted by law, no director or officer of the corporation shall be personally liable to the corporation or to any of its shareholders for damages for breach of any duty owned to the corporation or to its shareholders except for liabilities arising from any breach of duty based upon an act or omission (1) in breach of such director’s or officer’s duty of loyalty to the corporation, (2) not in good faith or involving a knowing violation of law or (3) resulting in receipt by such director or officer of an improper personal benefit. Neither the amendment or repeal of this Article SEVENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the protection afforded by this Article SEVENTH to a director or officer of the corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article SEVENTH would have accrued or arisen prior to such amendment, repeal or adoption.

EIGHTH: The name and address of the incorporator is:

Robert F. Green, Esq.
Shapiro & Croland
411 Hackensack Avenue
Hackensack, N.J. 07601

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 20 day of February, 2002.

/s/  Robert F. Green, Esq.
Robert F. Green, Esq., Incorporation

CERTIFICATE OF MERGER

of

CRITICOM INTERNATIONAL CORPORATION,
A Minnesota corporation

with and into

CRITICOM IDC CORP.,
a New Jersey corporation

Criticom International Corporation, a Minnesota corporation (the “Merging Company”) and Criticom IDC Corp., a New Jersey corporation (the “Surviving Company”), pursuant to a merger in accordance with Chapter 14A:10-7 of the New Jersey Business Corporation Act, do hereby certify as follows:

FIRST: The surviving corporation shall be Criticom IDC Corp., a New Jersey corporation, and the merging corporation shall be Criticom International Corporation, a Minnesota corporation.

SECOND: The terms and conditions of the merger are set forth in the Plan of Merger which is attached hereto as Exhibit A (“Plan of Merger”).

THIRD: In the manner prescribed by Chapter 10 of the New Jersey Business Corporation Act, the shareholders of the Merging Company and the Surviving Company approved the Plan of Merger as of the date hereof.

FOURTH: With respect to both parties to this merger, the following table shows the designation and number of shares entitled to vote on the Plan of Merger, the number of votes cast for, and the number of votes cast against the Plan of Merger.

		Shares		Votes
		Entitled	Votes For	Against
		to Vote	the Merger	the Merger

1.	Criticom IDC Corp.:	1,000	1,000	none
2.	Criticom International Corporation:	103,543	103,543	none

FIFTH: The merger shall be effective as of the date of filing of this Certificate.

SIXTH: The laws of the State of Minnesota, the jurisdiction where Criticom International Corporation, a Minnesota corporation, is organized, permit the merger contemplated by the Plan of Merger, and the applicable laws of the State of Minnesota will have been complied with upon the fulfillment of all filing and recording requirements set forth therein.

IN WITNESS WHEREOF, the Merging Company and the Surviving Company have each caused their duly authorized officers to execute this Certificate of Merger, as of the 26th day of September, 2002.

ATTEST:	CRITICOM IDC CORP.

By: Thomas J. Few
Thomas J. Few, Pres.

CRITICOM INTERNATIONAL CORPORATION

By: _ _

		Shares		Votes
		Entitled	Votes For	Against
		to Vote	the Merger	the Merger

1.	Criticom IDC Corp.:	1,000	1,000	none
2.	Criticom International Corporation:	103,543	103,543	none

FIFTH: The merger shall be effective as of the date of filing of this Certificate.

SIXTH: The laws of the State of Minnesota, the jurisdiction where Criticom International Corporation, a Minnesota corporation, is organized, permit the merger contemplated by the Plan of Merger, and the applicable laws of the State of Minnesota will have been complied with upon the fulfillment of all filing and recording requirements set forth therein.

IN WITNESS WHEREOF, the Merging Company and the Surviving Company have each caused their duly authorized officers to execute this Certificate of Merger, as of the 26 day of Sept., 2002.

ATTEST:	CRITICOM IDC CORP.

By: _ _

CRITICOM INTERNATIONAL CORPORATION

/s/ Jean M. Swanson	By: _ _
Curtis E. Quady, Pres.

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EXHIBIT A

Plan of Merger

3

PLAN OF MERGER

of

CRITICOM INTERNATIONAL CORPORATION,
a Minnesota corporation

with and into

CRITICOM IDC CORP.,
a New Jersey corporation

The undersigned corporations, in accordance with the provisions of Section 302.611 of the Minnesota Statutes and Sections 14A:10-1 and 14A:10-7 of the New Jersey Business Corporation Act, hereby adopt the following Plan of Merger:

1. Merger:  Upon the Effective Date of the merger (as defined below) and pursuant to the law of the respective jurisdictions of each of the parties, the following shall occur:

(a) Criticom International Corporation, a Minnesota corporation (the “Merging Company”) shall be merged with and into Criticom IDC Corp., a New Jersey corporation (the “Surviving Company”).

(b) Criticom IDC Corp. shall be the surviving corporation of the Merger, and the separate existence of Criticom International Corporation shall cease, and thereupon Criticom IDC Corp. and Criticom International Corporation shall be a single corporation.

(c) Criticom IDC Corp., as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Criticom International Corporation.

(d) As soon as practical, Articles of Merger will be properly completed and executed in accordance with the laws of the State of Minnesota and shall be filed with the Secretary of State of Minnesota. In addition, a Certificate of Merger shall be properly completed and executed in accordance with the laws of the State of New Jersey and shall be filed with the State of New Jersey, Department of the Treasury.

(e) The Merging Company and the Surviving Company shall take such other and further actions as may be required by applicable law in connection with the consummation of the Merger.

2. Effective Date of Merger:  The Certificate of Merger and Articles of Merger and all such other filings required in the jurisdictions of New Jersey and Minnesota shall be made and the Merger shall become effective as of the date of the filing of such Certificates. The date when the Merger becomes effective is referred to in this Plan of Merger as the “Effective Date” of the Merger.

3. Stock of the Constituent Corporations.  The following steps will occur on the Effective Date of the Merger regarding the stock of each of the constituent corporations.

(i) Cancellation of the Capital Stock of Criticom:  Upon the Effective Date of the Merger, by virtue of the Merger and without any action on the part of any holder thereof, each share of the capital stock of Criticom International Corporation issued and outstanding immediately prior to the Effective Date of the Merger will immediately cease to be outstanding and shall automatically be canceled and retired. In return for such cancelled shares, the shareholders of Criticom International Corporation shall receive: (i) thirty-five and 29/100 (35.29) shares of common stock of KC Acquisition Corp., a New Jersey corporation and the sole owner and parent corporation of Criticom IDC Corporation; and (ii) one million ($1,000,000) dollars, to be apportioned among the shareholders of

Criticom International Corporation, pursuant to the terms of that certain Agreement and Plan of Merger dated the date hereof by and among KC Acquisition Corp., Criticom IDC Corp., Criticom International Corporation, and the shareholders of Criticom International Corporation.
(ii) Capital Stock of IDC: Upon the Effective Date of the Merger, by virtue of the Merger and without any action on the part of any holder thereof, each issued and outstanding share of Criticom IDC Corporation immediately prior to the Effective Date shall remain issued and outstanding and shall continue to be outstanding, and each certificate of common stock evidencing ownership of any such shares of Criticom IDC Corporation shall continue to evidence ownership of the same number of shares.
4. Number and Designation of Shares Outstanding: The number and designation of outstanding shares of the Merging Company and the Surviving Company at the time of Merger are as follows (all such shares are of common stock, without par value, and are entitled to vote):

Corporation:	Shares Outstanding
Criticom IDC Corporation	1,000
Criticom International Corporation	103,543
No class or series of shares of either of the corporations is entitled to vote as a class.
4. Certificate of Incorporation: By-laws:
(a) The Certificate of Incorporation of the Surviving Company shall remain the Certificate of Incorporation of the surviving corporation until further amended as provided by law.
(b) The By-laws of the Surviving Company shall remain the By-laws of the surviving corporation until further amended as provided by law.
5. Directors and Officers. The directors and officers in office of the Surviving Company upon the Effective Date of the Merger shall continue to hold such offices until the election and qualification of their respective successors or until their tenure is otherwise terminated.
IN WITNESS WHEREOF, the Merging Company and the Surviving Company have caused their duly authorized officers to execute this Plan of Merger this ___ day of September, 2002.

ATTEST:	CRITICOM IDC CORP.,
a New Jersey corporation

By:

CRITICOM INTERNATIONAL CORPORATION
a Minnesota corporation

By:

CERTIFICATE OF AMENDMENT
to the
CERTIFICATE OF INCORPORATION
OF
CRITICOM IDC CORP.

The undersigned Corporation, organized under the laws of the State of New Jersey, in order to amend its Certificate of Incorporation in accordance with Chapter 9 of the New Jersey Business Corporation Act, hereby certifies:

FIRST:  The name of the Corporation is CRITICOM IDC CORP.

SECOND:  To effect a change in the name of the Corporation, Article FIRST of the Certificate of Incorporation is hereby stricken and restated as follows:

“FIRST:  The name of the corporation is CRITICOM INTERNATIONAL CORPORATION”.

THIRD:  The shareholders of the Corporation adopted the foregoing amendment on October 28, 2002.

FOURTH:  The number of shares of the Corporation entitled to vote on the amendment was 1000, all of which voted for the amendment pursuant to the unanimous written consent of the shareholders.

FIFTH: This Amendment shall be effective upon the date of filing with the New Jersey Department of the Treasury.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment to the Certificate of Incorporation this 15 day of November, 2002.

CRITICOM IDC CORP.

BY:	/s/ Curtis E. Quady, President
Curtis E. Quady, President